Exhibit 10.2

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of September 28, 2021, by and among Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), WCAS XII Carbon Analytics Acquisition, L.P., WCAS XIII Carbon Analytics Acquisition, L.P., Welsh, Carson, Anderson & Stowe XII, L.P., Welsh, Carson, Anderson & Stowe XII Delaware, L.P., Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., Welsh, Carson, Anderson & Stowe XII Cayman, L.P., WCAS XII Carbon Investors, L.P., WCAS XIII Carbon Investors, L.P. and WCAS GP CW LLC (collectively, “Welsh Carson”), WP CA Holdco, L.P., a Delaware limited partnership (“Warburg Pincus”), and Galibier Purchaser LLC, a Delaware limited partnership (“Permira” and, together with Welsh Carson and Warburg Pincus, the “Principal Equity Owners”).

RECITALS

WHEREAS, as of the date hereof, the Principal Equity Owners collectively hold a majority of the outstanding capital stock of the Company;

WHEREAS, in connection with, and effective upon, the date of completion of the initial public offering of the Company (the “Effective Date”), the Company and the Principal Equity Owners wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Principal Equity Owners agree as follows:

AGREEMENT

1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meaning when used herein with initial capital letters:

“Affiliate” of any Person shall mean any other Person controlled by, controlling or under common control with such first Person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company; provided that, for purposes of calculating the Beneficial Ownership of the Company held by any of the Principal Equity Owners under this Agreement or any other agreement among the Company and any Principal Equity Owner, no Principal Equity Owner shall be deemed to Beneficially Own any securities of the Company held by any other Principal Equity Owner solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto) or such other agreement.

“Board” means the board of directors of the Company.

“Common Stock” shall mean, collectively, the shares of the Company’s Class A Common Stock, par value $0.001 per share; the shares of the Company’s Class B Common Stock, par value $0.001 per share; the shares of the Company’s Class C Common Stock, par value $0.001 per share; and the shares of the Company’s Class D Common Stock, par value $0.001 per share.

“Director” means any member of the Board.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

“Observer” means any individual appointed as an observer pursuant to Section 5.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Permitted Transferee” means any of (i) Permira or any Affiliate of Permira, any investment fund or alternative investment vehicle, directly or indirectly, affiliated with, or managed or sponsored by, Permira or an Affiliate of Permira, (ii) Warburg Pincus or any Affiliate of Warburg Pincus, any investment fund or alternative investment vehicle, directly or indirectly, affiliated with, or managed or sponsored by, Warburg Pincus or an Affiliate of Warburg Pincus or (iii) Welsh Carson or any Affiliate of Welsh Carson, any investment fund or alternative investment vehicle, directly or indirectly, affiliated with, or managed or sponsored by, Welsh Carson or an Affiliate of Welsh Carson, in each case, provided that, prior to any transfer of Common Stock, such Person shall have executed and delivered to the Company a Joinder Agreement agreeing to be bound by the terms of this Agreement in the form of Annex A attached hereto to the extent such Person is a not already bound by the terms of this Agreement (but not any portfolio company of the foregoing).

“Stock Exchange” means the national stock exchange on which the Common Stock is listed.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

2. Board of Directors.

(a) Subject to the other provisions of this Section 2, as of the Effective Date, for so long as the Company is a “controlled company” under the listing standards of the Stock Exchange due to one or more of the Principal Equity Owners having beneficial ownership of a majority of the voting power of the Company for the election of directors, the number of Directors constituting the full Board shall be fixed at no more than ten (10) Directors, which shall be divided into three (3) classes of Directors in accordance with the terms of the Company’s Certificate of Incorporation. As of the Effective Date, the full Board will consist of nine (9) directors and shall be divided into three (3) classes as follows:

(i) the Class I Directors shall include Marcus Ryu, Kathleen A. Corbet and Jacques Aigrain;

(ii) the Class II Directors shall include Anthony J. deNicola, Christopher Hooper and Sandeep Sahai; and

(iii) the Class III Directors shall include Eric Lee, Andrew Young and Cary Davis.

(b) For the avoidance of doubt, the last sentence of Section 2(a) is applicable solely to the initial composition of the Board, except that, subject to the Company’s Certificate of Incorporation, a Director shall remain a member of the class of Directors to which he or she was assigned in accordance with Section 2(a).

(c) From the Effective Date, for so long as the Company is a “controlled company” under the listing standards of the Stock Exchange due to the Principal Equity Owners, collectively, having beneficial ownership of a majority of the voting power of the Company for the election of directors, (i) Welsh Carson shall have the right, but not the obligation, to nominate to the Board a number of designees (such persons, the “Nominees”) equal to five (5) Directors, of which one must be an “independent director,” as defined under the listing standards of the Stock Exchange and qualify as an independent director for purposes of Rule 10A-3 under the Exchange Act and the listing standards of the Stock Exchange requiring the Company to have one independent audit committee member upon the listing of the Common Stock (an “Audit Committee Independent Director”), (ii) Permira shall have the right, but not the obligation, to nominate to the Board a number of Nominees equal to one (1) Director, so long as Permira Beneficially Owns shares of Common Stock representing at least 33.3% of the shares of Common Stock that it holds immediately following the initial public offering on the Effective Date (the “Closing Shares”), (iii) Warburg Pincus shall have the right, but not the obligation, to nominate to the Board a number of Nominees equal to one (1) Director, so long as Warburg Pincus Beneficially Owns shares of Common Stock representing at least 33.3% of its Closing Shares, (iv) Permira and Warburg Pincus shall each have the right, but not the obligation, to nominate (by mutual agreement for so long as both have such right and if only one of Warburg Pincus or Permira have such right, the Person that has such right) to the Board a number of Nominees equal to one (1) Director who would qualify as an Audit Committee Independent Director, so long as such Principal Equity Owner Beneficially Owns shares of Common Stock representing at least 50% of its Closing Shares, (v) Welsh Carson, Permira and Warburg Pincus shall each have the right, but not the obligation, to nominate (by mutual agreement for so long as more than one Principal Equity Owner has such right and if only one of Welsh Carson, Warburg Pincus or Permira have such right, the Person that has such right) to the Board a number of Nominees equal to one (1) Director who would qualify as an Audit Committee Independent Director, so long as, in the case of Permira and Warburg Pincus, such Principal Equity Owner Beneficially Owns shares of Common Stock representing at least 33.3% of its Closing Shares, and (vi) the Chief Executive Officer of the Company must be nominated as a Director. The initial Nominees of Welsh Carson shall be Kathleen A. Corbet, Anthony J. deNicola, Christopher Hooper, Eric Lee and Marcus Ryu. The initial Nominee of Permira shall be Andrew Young. The initial Nominee of Warburg Pincus shall be Cary Davis. The initial Nominee of Permira and Warburg Pincus (by mutual agreement) shall be Jacques Aigrain.

(d) From the Effective Date, for so long as the Company is not a “controlled company” under the listing standards of the Stock Exchange due to the Principal Equity Owners not collectively having beneficial ownership of a majority of the voting power of the Company for the election of directors, the number of Directors constituting the full Board shall be fixed at no more than eleven (11) Directors, which shall be divided into three (3) classes of Directors in accordance with the terms of the Company’s Certificate of Incorporation. Welsh Carson shall have the right, but not the obligation, to nominate to the Board a number of Nominees equal to two (2) Directors, so long as Welsh Carson Beneficially Owns shares of Common Stock representing at least 5% of the Common Stock then outstanding, (ii) Permira shall have the right, but not the obligation, to nominate to the Board a number of Nominees equal to one (1) Director, so long as Permira Beneficially Owns shares of Common Stock representing at least the greater of 33.3% of its Closing Shares and 5% of the Common Stock then outstanding, (iii) Warburg Pincus shall have the right, but not the obligation, to nominate to the Board a number of Nominees equal to one (1) Director, so long as Warburg Pincus Beneficially Owns shares of Common Stock representing at least the greater of 33.3% of its Closing Shares and 5% of the Common Stock then outstanding, and (vi) the Chief Executive Officer of the Company must be nominated as a Director.

(e) In the event that either Welsh Carson, Warburg Pincus or Permira has nominated less than the total number of designees that such Principal Equity Owner shall be entitled to nominate pursuant to Section 2(c) and Section 2(d), as applicable, such Principal Equity Owner shall have the right, at any time but subject to the waiver set forth in Section 8, to nominate such additional designees to which it is entitled, in which case, the Company shall take all necessary corporate action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable such Principal Equity Owner to nominate and effect the election or appointment of such additional individual(s) and (y) to designate such additional individual(s) nominated by such Principal Equity Owner to fill such newly created vacancies or to fill any other existing vacancies.

(f) The Company shall pay all reasonable out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board or any committee thereof.

(g) No reduction in the number of shares of Common Stock that each Principal Equity Owner Beneficially Owns shall shorten the term of any incumbent Director.

(h) In the event that any Nominee shall cease to serve for any reason during a term, the Principal Equity Owner that nominated such Nominee shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of each Principal Equity Owner’s Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(i) If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a Nominee or for another reason is unavailable or unable to serve on the Board, the applicable Principal Equity Owner shall be entitled to designate promptly another Nominee and the Director position for which the original Nominee was nominated shall not be filled pending such designation. Prior to the Trigger Event (as defined in the Company’s Certificate of Incorporation), a Nominee nominated by a Principal Equity Owner and serving as a director will not be removed by the other Principal Equity Owners without cause.

(j) At such times as the Company is required by applicable law or Stock Exchange rules to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and Stock Exchange rules such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors”; provided, that at any time that a Principal Equity Owner shall have any nomination rights under this Section 2, each such Principal Equity Owner shall be entitled to nominate at least one (1) Nominee who is a partner, officer, director, manager or employee of such Principal Equity Owner or its Affiliates.

3. Company and Principal Equity Owner Obligations.

(a) The Company agrees that, prior to the date that each Principal Equity Owner ceases to Beneficially Own shares of Common Stock that entitle such Principal Equity Owner to nominate Directors under Section 2, (i) the Company will cause each Nominee to be included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors; (ii) the Company will cause each Nominee to be included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of Directors (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board; and (iii) to use its reasonable best efforts to cause the election of each Nominee, including soliciting proxies in favor of the election of each Nominee, subject to applicable law. Each Principal Equity Owner will promptly report to the Company after such Principal Equity Owner ceases to Beneficially Own shares of Common Stock that entitle such Principal Equity Owner to nominate Directors under Section 2, such that the Company is informed of when this obligation terminates; provided, that such obligation of such Principal Equity Owner to notify the Company shall be deemed satisfied if such Principal Equity Owner makes a filing under Section 16 or Section 13 of the Securities Exchange Act of 1934 reflecting such change in the Common Stock Beneficially Owned by such Principal Equity Owner and the Company is capable of determining the termination of such obligation based on such filing without any additional information. The calculation of the number of Nominees that each Principal Equity Owner is entitled to nominate to the Board’s Slate for any election of Directors shall be based on Section 2(c) or Section 2(d) of this Agreement and the number of shares of Common Stock and/or percentage of the Common Stock then outstanding Beneficially Owned by each Principal Equity Owner (“Principal Equity Owner Voting Control”) immediately prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless a Principal Equity Owner notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of any Principal Equity Owner for the Board to include such Nominees on the Board’s Slate; provided, that, in the event a Principal Equity Owner is no longer entitled to nominate the full number of Nominees then serving on the Board, such Principal Equity Owner shall provide advance written notice to the Company of which currently serving Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If a Principal Equity Owner fails to provide such notice prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of such Principal Equity Owner then serving on the Board will be included in the Board’s Slate.

(b) The Principal Equity Owners, severally and not jointly or jointly and severally, agree with the Company that each such Principal Equity Owner shall take all actions necessary and within their control to give effect to the provisions contained in this Section 2, including attending shareholder meetings at which Directors are being elected to be counted toward a quorum and voting the shares of Common Stock held directly or indirectly by such Principal Equity Owner (whether at a meeting or by written consent) to cause the nomination, election or replacement of the Nominees as provided for herein and otherwise using their reasonable best efforts to cause the Company to comply with its obligations hereunder. At any time that a Principal Equity Owner shall have any nomination rights under Section 2, the Company shall not take any action, including making or recommending any amendment to Company’s Certificate of Incorporation or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect a Principal Equity Owner’s rights under this Agreement, in each case without the prior written consent of the adversely affected Principal Equity Owner.

(c) The Principal Equity Owners acknowledge and agree that it is intended, (i) by virtue of this Agreement, they are acting as a “group” within the meaning of the Stock Exchange rules as of the date hereof, and (ii) by virtue of the Principal Equity Owners having beneficial ownership of a majority of the voting power of the Company for the election of directors, the Issuer qualifies as a “controlled company” within the meaning of Stock Exchange rules as of the Effective Date. So long as the Company qualifies as a “controlled company” for purposes of Stock Exchange rules, the Company will elect to be a “controlled company” for purposes of Stock Exchange rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination.

4. Committees.

(a) The Board may, from time to time, designate one or more committees and determine the composition of such committees; provided that, (x) so long as Permira Beneficially Owns at least 50% of its Closing Shares and is entitled to designate at least one (1) Nominee under Section 2, one (1) Permira Nominee who is a Director shall be entitled to be on all committees, other than any such committee whose function relates solely to transactions or arrangements with or involving Permira or any of its Affiliates and except to the extent that such membership would violate applicable securities laws or Stock Exchange rules, (y) so long as Warburg Pincus Beneficially Owns at least 50% of its Closing Shares and is entitled to designate at least one (1) Nominee under Section 2, one (1) Warburg Pincus Nominee who is a Director shall be entitled to be on all committees, other than any such committee whose function relates solely to transactions or arrangements with or involving Warburg Pincus or any of its Affiliates and except to the extent that such membership would violate applicable securities laws or Stock Exchange rules and (z) the Welsh Carson Nominees who are Directors shall be entitled to be on all committees, other than any such committee whose function relates solely to transactions or arrangements with or involving Welsh Carson or any of its Affiliates and except to the extent that such membership would violate applicable securities laws or Stock Exchange rules; provided, further, if the inclusion of either or both a Permira Nominee and Warburg Pincus Nominee on a committee would violate applicable securities laws or Stock Exchange rules, the relevant Principal Equity Owners shall determine in good faith which (if any) of their applicable Nominees shall serve on the committee, and the relevant Principal Equity Owner(s) whose nominee(s) does not serve on such committee shall be entitled to have its nominee act as an observer on such committee. Unless a Principal Equity Owner notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent the applicable Principal Equity Owner is entitled to designate a Nominee pursuant to this Section 4, any Nominee currently designated by the applicable Principal Equity Owner to serve on a committee shall be presumed to be re-designated for such committee.

5. Observer. For so long as Welsh Carson is entitled to designate at least one (1) Nominee under Section 2, Welsh Carson shall be entitled to appoint up to two (2) non-voting observers at Board meetings who shall not be entitled to any compensation for such role and shall be entitled to receive confidential information provided to the Welsh Carson Nominees, subject to the terms of Section 6. For as long as Permira Beneficially Owns at least 50% of its Closing Shares and is entitled to designate at least one (1) Nominee under Section 2, Permira shall be entitled to appoint up to two (2) non-voting observers at Board meetings who shall not be entitled to any compensation for such role and shall be entitled to receive confidential information provided to the Permira Nominees, subject to the terms of Section 6. For as long as Warburg Pincus Beneficially Owns at least 50% of its Closing Shares and is entitled to designate at least one (1) Nominee under Section 2, Warburg Pincus shall be entitled to appoint up to two (2) non-voting observers at Board meetings who shall not be entitled to any compensation for such role and shall be entitled to receive confidential information provided to the Warburg Pincus Nominees, subject to the terms of Section 6. Any observer appointed pursuant to this Section 5 may be excluded from any meeting or portion thereof and materials may be withheld from such observer if attendance at such meeting or access to such information could adversely affect the attorney-client privilege between the Company and its counsel.

6. Confidential Information.

(a) The Company recognizes that Nominees and Observers (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals associated with the Principal Equity Owner that designated such Nominee or appointed such Observer. The Company hereby irrevocably consents to such sharing, subject to the terms of this Section 6. Except as may be required by a Governmental Entity, law, regulation, subpoena or valid subpoena or other lawful process (or as may be requested in connection with an examination or audit of a Principal Equity Owner by any Governmental Entity or other regulatory agencies having regulatory jurisdiction over a Principal Equity Owner), each Principal Equity Owner agrees that it will keep confidential and not disclose or divulge to any third party, or use to compete with the Company and its Subsidiaries, any confidential information regarding the Company it receives from the Company, a Nominee or an Observer for so long as this Agreement has not been terminated with respect to such Principal Equity Owner and for a period of two (2) years thereafter, unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by such Principal Equity Owner without use of the Company’s confidential information or (z) is or has been made known or disclosed to such Principal Equity Owner by a third party without a breach of any obligation of confidentiality such third party may have; provided, however, that a Principal Equity Owner may disclose confidential information (I) to its Affiliates (other than portfolio companies), (II) to each of its and its Affiliates’ (other than portfolio companies’) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (III) to another Principal Equity Owner or to such Principal Equity Owner’s or its Affiliates’ respective managers, directors, officers, current stockholders, current partners, current members, employees, representatives, agents, attorneys and consultants; provided, further, that each Principal Equity Owner shall be responsible for compliance with this Section 6 by its Affiliates and advisors described in the foregoing clauses (I), (II) and (III).

(b) Other than in connection with filings and periodic reporting obligations with or required by, or any general regulatory inquiries, investigations, audits or similar matters not targeted at the Company by, Governmental Entities and other regulatory agencies, if any Principal Equity Owner is compelled or requested by a Governmental Entity, law, regulation, subpoena, legal process or other demand for any confidential information with which such Principal Equity Owner believes it is legally obligated to comply, such Principal Equity Owner shall give prompt notice of such fact to the Company so that the Company may, if it desires, seek a protective order or other governmental or judicial relief to prevent disclosure of such information; provided that the Principal Equity Owner shall not be restricted from complying with an obligation to disclose such information during the time the Company is seeking a protective order or other governmental or judicial relief.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Principal Equity Owner, its respective directors, officers, partners, members, managers, Affiliates and controlling persons (each, an “Stockholder Indemnitee”) from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and reasonable expenses, including reasonable accountant’s and reasonable attorney’s fees and expenses (together the “Losses”), incurred by such Stockholder Indemnitee before or after the date of this Agreement to the extent arising out of, resulting from, or relating to (i) such Stockholder Indemnitee’s purchase and/or ownership of any Common Stock or (ii) any litigation to which any Stockholder Indemnitee is made a party in its capacity as a stockholder or owner of securities (or as a director, officer, partner, member, manager, Affiliate or controlling person of any Principal Equity Owner) of the Company

(including any predecessor thereof); provided, that the foregoing indemnification rights in this Section 7(a) shall not be available to the extent that (a) any such Losses are incurred as a result of such Stockholder Indemnitee’s willful misconduct or gross negligence; (b) any such Losses are incurred as a result of non-compliance by such Stockholder Indemnitee with any laws or regulations applicable to it; or (c) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable law or public policy. For purposes of this Section 7(a), none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Stockholder Indemnitee as to any previously advanced indemnity payments made by the Company under this Section 7(a), then such payments shall be promptly repaid by such Stockholder Indemnitee to the Company. The rights of any Stockholder Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Stockholder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In the event of any payment of indemnification pursuant to this Section 7(a), to the extent that any Stockholder Indemnitee is indemnified for Losses, except as set forth in Section 7(d), the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Stockholder Indemnitee to which such payment is made against all other Persons. Such Stockholder Indemnitee shall execute all papers reasonably required to evidence such rights. The Company will be entitled at its election to participate in the defense of any third party claim upon which indemnification is due pursuant to this Section 7(a) or to assume the defense thereof, with counsel reasonably satisfactory to such Stockholder Indemnitee unless, in the reasonable judgment of the Stockholder Indemnitee, a conflict of interest between the Company and such Stockholder Indemnitee may exist, in which case such Stockholder Indemnitee shall have the right to assume its own defense and the Company shall be liable for all reasonable expenses therefor. Except as set forth above, should the Company assume such defense all further defense costs of the Stockholder Indemnitee in respect of such third party claim shall be for the sole account of such party and not subject to indemnification hereunder. The Company will not without the prior written consent of the Stockholder Indemnitee (which consent shall not be unreasonably withheld) effect any settlement of any threatened or pending third party claim in which such Stockholder Indemnitee is or could have been a party and be entitled to indemnification hereunder unless such settlement solely involves the payment of money by the Company and includes an unconditional release of such Stockholder Indemnitee from all liability and claims that are the subject matter of such claim. If the indemnification provided for above is unavailable in respect of any Losses, then the Company, in lieu of indemnifying an Stockholder Indemnitee, shall, if and to the extent permitted by law, contribute to the amount paid or payable by such Stockholder Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company and such Stockholder Indemnitee in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

(b) The Company agrees to pay or reimburse (i) the Principal Equity Owners for all reasonable costs and expenses (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement or any related agreements, except if the relevant amendment, supplement, modification or waiver were proposed or initiated by any of the Principal Equity Owners, in which case the Company shall not be liable for payment or reimbursement of such costs or expenses and (ii) each Principal Equity Owner for all costs and expenses of such Principal Equity Owner (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with (1) the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement or any related agreements and (2) the enforcement or exercise by such Principal Equity Owner of any right granted to it or provided for hereunder.

(c) The Company and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Company’s Subsidiaries and shall enter into an indemnification agreement with each member of the Board.

(d) The Company hereby acknowledges that the Stockholder Indemnitee may have certain rights to advancement and/or indemnification by certain Affiliates of Welsh Carson, certain Affiliates of Permira or certain Affiliates of Warburg Pincus (collectively, the “Fund Indemnitors”). In all events, (i) the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Stockholder Indemnitee to provide advancement and/or indemnification to such Stockholder Indemnitee are primary and any obligation of the Fund Indemnitors (including any Affiliate thereof other than the Company)) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of the Fund Indemnitors to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Stockholder Indemnitee are secondary and it irrevocably waives any claims against the Fund Indemnitors for contribution, subrogation, reimbursement or any other recovery of any kind for which the Company is liable pursuant to this Agreement and the Company’s by-laws or charter and (ii) if any Fund Indemnitor (or any Affiliate thereof, other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Stockholder Indemnitee, then (x) such Fund Indemnitor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Stockholder Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such Fund Indemnitor (or such other Affiliate, as the case may be) for all such payments actually made by such Fund Indemnitor (or such other Affiliate, as the case may be).

8. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and each Principal Equity Owner that is then entitled to nominate a Director pursuant to Section 2, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The Principal Equity Owners shall not be obligated to nominate all (or any) of the Nominees they are entitled to nominate pursuant to this Agreement for any election of Directors but the failure to do so shall not constitute a waiver of rights hereunder with respect to future elections; provided, however, that in the event a Principal Equity Owner fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Board (or, if delegated, the Nominating and Corporate Governance Committee of the Board) shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and such Principal Equity Owner shall be deemed to have waived its rights hereunder with respect to such election; provided, further, however, that any such waiver shall only be effective if the Company has provided written notice to such Principal Equity Owner of such Director Election Proxy Statement no less than 20 business days, and no more than 60 business days, prior to the earlier of the mailing or filing date of such Director Election Proxy Statement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as otherwise expressly provided in Section 10, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

10. Assignment. Other than to a Permitted Transferee, none of the parties hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void (it being agreed that (x) any pledge or other encumbrance, including in connection with any Permitted Financing (as defined in the Second Amended and Restated Registration Rights Agreement, dated September 28, 2021 by and among the Company and the Principal Equity Owners and other parties thereto from time to time, as amended from time to time), and (y) the re-registration of any Principal Equity Owner’s securities in the name of a lender, counterparty, custodian or similar party to a Permitted Financing, solely as nominee or securities intermediary, in each case, shall not be considered an assignment for this purpose for so long as such Principal Equity Owner or its Affiliates continues to beneficially own such securities (but foreclosure or other exercise of remedies shall be considered an assignment for this purpose so long as such securities are beneficially owned by a lender or a third-party purchaser)).

11. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

13. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 20, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

16. Termination. This Agreement shall terminate at such time as no Principal Equity Owner is entitled to nominate a Director pursuant to Section 2. This Agreement shall also terminate with respect to an individual Principal Equity Owner upon the earlier of (i) such Principal Equity Owner no longer being entitled to nominate a Director pursuant to Section 2 and (ii) the delivery of a written notice by such Principal Equity Owner to the Company requesting that this Agreement terminate with respect to such Principal Equity Owner. Notwithstanding the foregoing, Section 2(f), Sections 6 through 23 shall survive any termination of this Agreement.

17. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement. The provisions of this Agreement shall apply to the full extent set forth herein with respect to shares of Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the shares of Common Stock, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

19. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

20. Notices. All notices, requests and other communications to any party shall be in writing (including email or similar writing) and shall be given:

If to the Company:

Clearwater Analytics Holdings, Inc.

777 W. Main Street, Suite 900 Boise, ID 83702 Attention: Chief Legal Officer

Fax: ***** Email:

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue New York, NY 10022

Attention: Joshua N. Korff and Ross M. Leff

Email: *****

If to Welsh Carson or any of its Nominees:

c/o Welsh, Carson, Anderson & Stowe

599 Lexington Avenue, 18th Floor New York, NY 10022

Attention:

Email:

If to Permira or any of its Nominees:

c/o Permira Advisers LLC

320 Park Avenue, 28th Floor

New York, NY 10022

Attention: Justin Herridge

Email: *****

If to Warburg Pincus or any of its Nominees:

Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Attention:

Email:

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 20 during regular business hours.

21. Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

22. Interpretation. Each of the parties hereto acknowledges that each party has been represented by legal counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

23. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

CLEARWATER ANALYTICS HOLDINGS, INC.

By:	/s/ Jim Cox
Name: Jim Cox
Title Chief Financial Officer

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

WCAS UNITHOLDERS: WCAS XII CARBON ANALYTICS ACQUISITION, L.P.

By: WCAS XII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title Managing Member

WCAS XIII CARBON ANALYTICS ACQUISITION, L.P. By: WCAS XIII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title Managing Member

WCAS GP CW LLC

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title Managing Member

[Signature Page to Stockholders Agreement]

WELSH, CARSON, ANDERSON & STOWE XII, L.P.

By: WCAS XII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WELSH, CARSON, ANDERSON & STOWE XII DELAWARE L.P.

By: WCAS XII Associates Cayman, L.P., its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WELSH, CARSON, ANDERSON & STOWE XII DELAWARE II, L.P.

By: WCAS XII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WELSH, CARSON, ANDERSON & STOWE XII CAYMAN, L.P.

By: WCAS XII Associates Cayman, L.P., its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

[Signature Page to Stockholders Agreement]

WCAS XII CARBON INVESTORS, L.P.

By: WCAS XII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WCAS XIII CARBON INVESTORS, L.P.

By: WCAS XIII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WCAS XIII, L.P.

By: WCAS XIII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WCAS XIII CAYMAN, L.P.

By: WCAS XIII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

WP CA HOLDCO, L.P.

By:	/s/ Harsha Marti
Name: Harsha Marti
Title: Authorized Signatory

GALIBIER PURCHASER LLC

By:	/s/ Justin Herridge
Name: Justin Herridge
Title: Manager

[Signature Page to Stockholders Agreement]

Annex A

JOINDER AGREEMENT TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made by the undersigned (the “Joining Party”) in accordance with that certain Stockholders’ Agreement, dated as of , 2021, by and among Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”) and the stockholders party thereto (as may be amended, the “Stockholders’ Agreement”), in favor of and for the benefit of the Company and such stockholders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by his, her or its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholders’ Agreement and shall have all of the obligations under the Stockholders’ Agreement as Welsh Carson, Warburg Pincus or Permira, as applicable, as if he, she or it had been an original signatory to the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

[JOINING PARTY]

By:
Name:
Title